Exhibit 8.1

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Davis Polk & WardwellLLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

April 3, 2014
Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $1,821,000 aggregate face amount of Medium-Term Notes, Series K, Principal at Risk Securities Linked to a Global ETF Basket due October 6, 2017, as described in the Company’s Pricing Supplement No. 412 dated March 31, 2014 (“Pricing Supplement 412”) to the Product Supplement No. 3 dated May 2, 2012 (the “Product Supplement”), the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”) and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”) and (ii) $218,000 aggregate face amount of Medium-Term Notes, Series K, Principal at Risk Securities Linked to the iShares® Russell 2000 ETF due April 7, 2017, as described in the Company’s Pricing Supplement No. 413 dated March 31, 2014 (“Pricing Supplement 413”) to the Product Supplement, the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “United States Federal Tax Considerations” in Pricing Supplement 412 and Pricing Supplement 413.

We hereby consent to the reference to us under the heading “United States Federal Tax Considerations” in Pricing Supplement 412 and Pricing Supplement 413 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell LLP
Davis Polk & Wardwell LLP